Exhibit 10.2

AGREEMENT OF CONTRIBUTION

BY AND BETWEEN

DAYVILLE UNIT INVESTORS LLC

And

INLAND DIVERSIFIED DAYVILLE KILLINGLY MEMBER II,L. L. C.

DATED AS OF October 3, 2012

AGREEMENT OF CONTRIBUTION

THIS AGREEMENT OF CONTRIBUTION (hereinafter referred to as the "Agreement"), dated as of this 3rd day of October, 2012, between Dayville Unit Investors, LLC, a Connecticut limited liability company, having an address at c/o Dayville Unit Holdings, LLC, 1720 Post Road, Fairfield, CT  06824 ("Dayville Unit"), and Inland Diversified Dayville Killingly Member II, L.L.C., a Delaware limited liability company, having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter referred to as "Inland").

W I T N E S S E T H:

WHEREAS, Dayville Property Development LLC, a Delaware limited liability company (“Dayville,” or the “Company”) is the owner of certain real property containing approximately 85.00 acres of land known as Dayville Shopping Center and located in Windham County, State of Connecticut (hereinafter referred to as the "Real Property").

WHEREAS, Inland and Dayville Unit desire to form Inland Diversified Dayville Killingly Member, L.L.C., a Delaware limited liability company (the “JV,” or the “JV Operating Agreement”) for the purpose of being the sole member of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

ARTICLE 1

Contribution

1.1

Covenant to Contribute.  Dayville Unit shall contribute 100% of its membership interests in and to Dayville to the JV and Inland shall contribute approximately Eleven Million Seven Hundred Ten Thousand and 00/100 Dollars ($11,710,000.00) (as such amount may be adjusted as herein provided) (the “Initial Contribution Amount”) to the JV, and Inland and Dayville Unit shall become member of Dayville and through its respective membership interests  and as a member of the JV in and to the following (collectively, the “Property”):

(a)

the Real Property owned by Dayville, together with all of the tenements, hereditaments and appurtenances appertaining thereto, including any estate, right, title, interest, property, claim and demand of Dayville in and to all streets, alleys, rights-of-way, sidewalks, easements, and utility lines or agreements (hereinafter collectively referred to the "Land");

(b)

all improvements, buildings and structures owned by Dayville situate on the Land, including the shopping center and other facilities located thereon, and any apparatus, equipment, appliances and fixtures incorporated therein and used in connection with the operation and occupancy thereof, to the extent owned by Dayville (hereinafter collectively referred to as the "Improvements");

(c)

all right, title and interest of Dayville in and to the leases and other occupancy agreements with the tenants set forth on Exhibit "B" rent roll attached hereto covering all or any portion of the Real Property or the Improvements to the extent they are in effect on the Contribution Date (as such term is defined in Section 3.1 hereof) (hereinafter collectively referred to as the "Leases"), together with all current rents and other sums due thereunder (hereinafter referred to as the "Rents");

(d)

the non-exclusive right to use all of Dayville’s architectural and engineering plans, specifications and drawings, soil studies, land surveys, environmental studies and reports, hazardous waste studies and reports, market reports and surveys which are in the possession of the Dayville (if any) which relate to the Property (hereinafter collectively referred to as the "Plans");

(e)

all utility, service, equipment, maintenance and other contracts relating to the ownership, maintenance or use of the Property, as approved during the Due Diligence Period (as hereinafter defined) by Inland (hereinafter collectively referred to as the "Property Contracts");

(f)

to the extent assignable, all permits, approvals and licenses issued by any federal, state or local governmental authority or agency pertaining to the ownership, operation, maintenance or use of the Land, including, without limitation, zoning, site plan and subdivision approvals and developers' agreements (hereinafter collectively referred to as the "Permits");

(g)

all books, records and operating reports in Dayville's possession, which are necessary to ensure continuity of operation of the Property (hereinafter collectively referred to as the "Records");

(h)

all right, title and interest, if any, of Dayville in and to the name of Crossing at Killingly Commons; and

(i)

all warranties and/or guaranties for materials and workmanship benefiting the Inland, to the extent assignable by their terms (hereinafter collectively referred to as the "Warranties").

1.2

Initial Contribution Amount; Initial Contribution Amount Adjustment; Escrow Agent.

(a)

Inland agrees to contribute the Initial Contribution Amount to the JV in return for a membership interest in the JV such that after Contribution, Inland will hold an interest in the JV represented by the Class A Membership Units (the “Membership Interests”), as defined in the JV Operating Agreement, and Dayville Unit will obtain an interest in the JV represented by the Class B Membership Units.

(b)

It is hereby agreed that that the stabilized maximum Gross Asset Value of the Property is Sixty Million One Hundred Ninety-one Thousand Six Hundred Thirty-seven and 81/100 Dollars ($60,191,637.81).  At Contribution, the maximum Gross Asset Value of the Property shall be reduced by the sum of Five Million Five Hundred Eighty-three Thousand Six Hundred Fifteen and 34/100 Dollars ($5,583,615.34) (collectively, the “Earnout Value”).  The Earnout Value is comprised of the following described tenancies (individually, an “Earnout Tenant,” and collectively, the “Earnout Tenancies”): (i) Five Below (8,000 square feet of demised premises (Pad D)); and (ii) Jeweler (2,100 square feet of demised premises (Pad C)); and (iii) Aspen Dental (3,200 square feet of demised premises (Pad C)); and (iv) vacant ground lease (2,654 square feet of demised premises); and vacant ground lease (6,295 square feet of demised premises. The stabilized Gross Asset Value of the Property is the maximum possible value of the Property and the Earnout Value may be less than $5,583,615.34 (depending upon the leasing activities of Investor) but shall never exceed the sum of $5,583,615.34 in any event.  The Earnout Value may be earned by Investor commencing on the date of Contribution through January 31, 2015, all in accordance with the terms of the Earnout Agreement hereto as Exhibit K, consistent with the Earnout Chart attached hereto as Exhibit K-1.

(c)

Upon the execution and delivery of this Agreement by Dayville Unit and Inland, Inland shall deposit with Chicago Title Insurance Company, 171 N. Clark Street, Chicago, IL 60601 (“Escrow Agent”), the sum of Five Hundred Thousand and 00/100  ($500,000.00) Dollars (hereinafter referred to as the "Good Faith Deposit").  This Agreement shall not be deemed to be effective and binding upon the parties hereto unless and until the Good Faith Deposit is so delivered.  If the Good Faith Deposit is not paid within two business days following complete execution of this Agreement by all parties, this Agreement shall be null and void and no party shall be bound by the terms hereof.  The Escrow Agent shall hold the Good Faith Deposit in an interest-bearing trust account maintained by the Escrow Agent at Chicago Title Insurance Company, Chicago Office (hereinafter referred to as the "Deposit Escrow Account"), in accordance with the terms and conditions of this Agreement.  The term "Deposit" shall mean and refer to the Good Faith Deposit plus all accrued interest in the Deposit Escrow Account.  The Deposit shall be distributed in accordance with the terms of this Agreement.

(d)

the Initial Contribution Amount (including the Deposit, if any) shall be paid by Inland to the JV, to be used solely for the purposes set forth in sub-section (g) hereof

(e)

(i)

The duties of the Escrow Agent are limited to those specifically provided for herein and are purely ministerial in nature.  Escrow Agent shall incur no liability hereunder or otherwise except for its own gross negligence or willful misconduct, and Dayville Unit and Inland hereby release Escrow Agent from any liability (other than as excepted herein) for any action taken by it hereunder or for any failure or refusal to act hereunder or for any other matter.  Unless Escrow Agent shall have been guilty of gross negligence or willful misconduct, Dayville Unit and Inland, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any liability incurred by it as a result of its acting as Escrow Agent hereunder.

(ii)

Escrow Agent shall not be bound in any way or by any agreement or contract between Dayville Unit or Inland, whether or not it has knowledge thereof, and Escrow Agent’s only duties and responsibilities shall be to hold the Deposit as escrow agent and to dispose of the Deposit in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, Escrow Agent shall, in the absence of its gross negligence or willful misconduct, have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit for any cause.  Escrow Agent may, at the expense of Dayville Unit and Inland, consult with counsel and accountants in connection with its duties under this Agreement and Escrow Agent shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel and accountants.  Escrow Agent shall not be obligated to take any action hereunder which may, in its reasonable judgment, involve it in any liability unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

(iii)

Escrow Agent is acting as a stakeholder only with respect to the Deposit.  If there is any dispute as to whether Escrow Agent is obligated to disburse the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent shall hold the Deposit until receipt by Escrow Agent of any authorization in writing, signed by all parties having an interest in such dispute, directing the disposition of the Deposit.  In the absence of such authorization Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in any appropriate proceeding.  Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic.  If such written authorization is not given, or proceedings for such determination are not begun, within thirty (30) days after the dispute arises, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Illinois.  Pending such determination Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees and disbursements by the party determined not to be entitled to the Deposit.  Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder.  In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding which may arise between Dayville Unit and Inland in connection with the Deposit.

(iv)

Escrow Agent or any successor Escrow Agent may resign at any time by giving fifteen (15) days’ prior notice of resignation to the other parties hereto, such resignation to be effective on the date specified in such notice.  In case the office of Escrow Agent shall become vacant for any reason, Dayville Unit may appoint a title company, bank or trust company that is reasonably acceptable to Inland as successor

Escrow Agent to the retiring Escrow Agent, whereupon such successor Escrow Agent shall succeed to all rights and obligations of the retiring Escrow Agent as if originally named hereunder, and the retiring Escrow Agent shall duly transfer and deliver to such successor Escrow Agent the funds and records, including without limitation the Deposit, held by the retiring Escrow Agent hereunder.

(f)

Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.2(c) and (e) hereof and to acknowledge its receipt of the Good Faith Deposit.

(g)

Simultaneously with the Contribution Date, Dayville shall use the Initial Contribution Amount (and such additional sums if required from funds provided by Dayville Unit) first for the purpose of reducing its current indebtedness to The Huntington National Bank from the current principal balance of approximately $45,000,000 to $33,000,000 (the principal balance of a new loan to Dayville), and second to payment of certain costs associated with the loan (as herein provided) and then the remaining amount, if any  (after loan pay-down) shall be allocated to Dayville Unit as units in the JV.  As of the Contribution Date, Dayville Unit and Inland shall enter into the Operating Agreement of the JV.

ARTICLE 2

Conditions to Contribution

2.1

State of Title.

(a)

On the Contribution Date, the title to the Property shall be held by Dayville in fee simple free and clear of any and all liens, claims, encumbrances, mortgages, deeds of trust and security interests (except for the lien of real estate taxes not yet due and payable), but subject to all Permitted Exceptions (as such term is defined in Section 2.1(c) hereof).

(b)

(i) Prior to the Contribution Date, Dayville Unit, at its sole cost and expense, shall obtain a later-date title search of the Property (hereinafter referred to as the "Title Commitment") from First American Title Insurance Company (in such capacity, hereinafter referred to as the "Title Company"), pursuant to which the Title Company has committed to endorse its Policy No. 5011300-0305887 (verify) to insure (upon the payment of a requisite premium at regular rates) that Dayville shall own good and indefeasible fee simple title to the Property as described in Section 2.1(a) of this Agreement in the amount of $60,191,637.81.  The Policy shall further contain a non-imputation endorsement and such other endorsements as required by Inland.  Inland shall have until the Contribution Date within which to approve the status of title to the Property.  Dayville Unit, at the cost and expense of Dayville Unit, has provided an ALTA as-built survey of the Property (to specifications approved by Inland) (the "Survey") to Inland and Dayville and Dayville Unit and the Title Company.  If Inland and Dayville Unit are not able to agree upon the status of title at or prior to the Contribution Date, either party may terminate this Agreement upon written notice to the other party. If this Agreement is terminated pursuant to the provisions of this Section 2.1(b), this Agreement shall terminate and be of no further force and effect, no party hereto shall have any further rights or obligations hereunder (except for representations, warranties and/or any indemnity obligations of any party pursuant to the provisions of this Agreement which expressly survive termination of this Agreement), and the Escrow Agent shall immediately return the Deposit to Inland.

(ii)   Inland, will take ownership of its membership interest in Dayville through an acquisition of Membership Interests in accordance with the terms of this Agreement.

(c)

The term "Permitted Exceptions" as used herein shall mean the exceptions to title to the Property approved by Inland at or prior to the Contribution Date.

2.2

Investigations; No Reliance on Documents; As-Is Sale.

(a)

Except as expressly set forth in this Agreement, neither Dayville Unit nor Inland makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or information delivered by such party or its brokers or agents to the other party in connection with the transaction contemplated hereby Dayville Unit and Inland acknowledge and agree that all materials, data and information delivered by the other party in connection with the transactions contemplated hereby are provided to the other party as a convenience only and that any reliance on or use of such materials, data or information shall be at the sole risk of the party receiving such materials, data or information from the other party, except as otherwise expressly stated herein.  Neither Dayville Unit, nor any affiliate of Dayville Unit, nor the persons or entities which prepared any report or reports (unless Inland has obtained reliance letters from any such persons or entities or has established legal privity with such persons or entities by some other means) delivered by Dayville Unit to Inland, shall have any liability to Inland for any inaccuracy in or omission from any such reports.

(b)

Except as expressly set forth in this Agreement and in any documents delivered by Dayville Unit at the Contribution, it is understood and agreed that Dayville Unit is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability or fitness for a particular purpose, or as to the state of title, physical condition, environmental condition and/or zoning of the Property.

(c)

Inland's execution of the JV Operating Agreement shall be deemed to be full performance by Dayville Unit of, and except as described herein or in the JV (and ancillary documents) will discharge Dayville Unit from, all liabilities and obligations under this Agreement, and thereafter (subject to the terms hereof and the terms of the JV and ancillary documents) Dayville Unit shall have no liability or obligation to Inland.  Upon execution of the JV and ancillary documents, Inland shall be deemed to have accepted and shall, as a member of the JV, be subject to the terms, conditions and other obligations applicable to the owner of, and relating to, the Property which are set forth in any governmental approvals relating to the construction, use or occupancy of the Property, including without limitation, site plan approvals and developer’s agreements, whether or not same shall have been recorded.

(d)

Inland, in consideration for the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged and except as otherwise provided in this Agreement and the JV and the ancillary documents (including the Environmental Indemnity (as defined by the JV)) as of Contribution Date does otherwise hereby release and forever discharge Dayville Unit from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, in law and in equity, for or on account of injuries claimed to have been received by Inland in connection with the condition of the Property as of the date of Contribution.  It is expressly understood and agreed by Inland and Dayville Unit that this release specifically excludes any claims made in connection with any possible environmental contamination on, or originating from, the Property, and/or any violation of environmental laws by Dayville or Dayville Unit in connection with the Property.

(e)

The provisions of this Section 2.2 shall survive Contribution or termination of this Agreement.

2.3

Due Diligence Period.  Inland shall have until 5 p.m. (prevailing Chicago, Illinois time) on the Contribution Date to inspect the Property, to conduct and prepare studies, tests and surveys and to investigate and review any and all matters relating to the Property which Inland shall reasonably deem appropriate, including, without limitation, zoning matters, environmental matters, the Plans, the Property Contracts, the Permits, the Leases, the Records, the Title Commitment and the condition of the Property.  In connection with Inland’s review of the Property, Dayville, has delivered to Inland copies of the documents described on the Due Diligence Checklist (if any) attached hereto as Exhibit "C" and made a part hereof, including copies (if any) of (i) the most recent tax bills, (ii) the most recent title report and survey of the Property as are available, (iii) each of the Leases and any amendments thereto, (iv) all Property Contracts, (v) all Plans, (vi) all Permits, (vii) all Records, (viii) all Warranties, (ix) all environmental reports and studies relating to the Property, (x) all unrecorded developer’s agreements, and (xi) all books and records of Dayville. All of the foregoing tests, investigations and studies shall be conducted by Inland or its agents at Inland’s sole risk, cost and expense.  Prior to any such entry unto the Property, Inland shall afford Dayville not less than one (1) business day’s advance written notice of such inspection.  Inland covenants and agrees that none of its tests, investigations or studies shall materially interfere with or disrupt in any manner whatsoever (hereinafter referred to collectively as "Interference") (x) the operation of any Property or any part thereof by any Dayville or any tenant under any Lease or (y) the conduct of business by any Dayville or any tenant under any Lease.  Prior to entry on any Property by Inland, Inland shall deliver to Dayville certificates of insurance (prepared on an insurance certificate form known as an "Accord 27") from an insurance company or companies reasonably satisfactory to Dayville, naming Dayville and any other party requested by Dayville as additional insureds which certificates shall evidence policies of insurance insuring against claims for bodily injury, death and property damage with confirmed single limit amounts of $1,000,000.00 and aggregate amounts of $2,000,000.00.  So long as no Interference results therefrom, Dayville will provide Inland and its agents with access to all structures located on the respective Property to permit Inland to fully conduct its due diligence activities.  Inland shall repair and restore any damage caused to the Property as a result of entry by Inland or its agents or representatives. Inland shall defend, indemnify and hold Dayville harmless from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) suffered or incurred by Dayville or any tenant under any Leases with respect to all claims for personal injury, death or for loss or damage to property in connection with Inland's or its agents', representatives', contractors' or subcontractors' entry onto the Property and/or performance of such studies, tests and surveys.  Inland's indemnification obligations under this Section 2.3 shall survive the Contribution Date or termination of this Agreement.

2.4

Inland's Right to Terminate.  Inland shall have until 5:00 p.m. (prevailing Chicago, Illinois time) on the Contribution Date within which to notify Dayville Unit and Escrow Agent in writing (hereinafter referred to as a "Termination Notice"), of its election to terminate this Agreement in its entirety (but not otherwise), for any reason or for no reason whatsoever.  If this Agreement is terminated pursuant to the provisions of this Section 2.4, (i) this Agreement shall terminate and be of no further force and effect, (ii) no party hereto shall have any further rights or obligations hereunder (except for representations, warranties and/or any indemnity obligations of any party pursuant to the provisions of this Agreement which expressly survive termination of this Agreement), and (iii) the Escrow Agent shall immediately return the Deposit to Inland.  If Inland shall not deliver an appropriate Termination Notice within the time period set forth herein, Inland shall be deemed to have accepted the results of its due diligence examination of the Property, this Agreement shall remain in full force and effect and Inland shall have no further right to cancel or terminate this Agreement, except as otherwise expressly provided herein.  If Inland terminates this Agreement, Inland shall promptly return all due diligence material provided by Dayville Unit.

2.5

Prepayment of Existing Loans; New Loan.

Inland hereby acknowledges that the Property is currently subject to that certain mortgage loan generally described on Exhibit "D" attached hereto and made a part hereof (hereinafter collectively referred to as the "Existing Loan") made by the Lender (hereinafter referred as the "Existing Lender") identified on Exhibit "D" hereto.  On the Contribution Date, the outstanding principal balance of the Existing Loan shall be paid down to $33,000,000 by Dayville Unit and Inland and Dayville shall cause the Existing Lender to modify and amend the loan documents to reflect a principal balance of not more than $33,000,000.00 on terms and conditions which are reasonably approved by Dayville Unit and Inland and which otherwise provide for five (5) years interest only loan at a rate of 300 basis points over LIBOR.  Interest on the Existing Loan shall be paid by Dayville to the date of the Contribution Date.   Dayville Unit shall pay certain Huntington Bank fees and costs through Closing (as herein provided) and also cause First American Title Insurance Company to later-date its Loan Policy of Title Insurance No. 5011300-0305887e and to issue an endorsement insuring the interest of Existing Lender in the amount of $33,000,000.00.

ARTICLE 3

The Contribution

3.1

Time and Place.  Consummation of the transactions contemplated hereby (hereinafter referred to as the "Contribution") shall take place using the services of First American Title Insurance Company (“First American Title”), as escrow agent.  Dayville Unit and Inland shall deliver all of their respective Contribution documents in escrow to Chicago with instructions on the distribution of the documents at such time as First American Title has wired to Dayville Unit the net funds due Dayville Unit in accordance with the contribution statement agreed upon between the parties.  The Contribution shall take place on October 3, 2012 (hereinafter referred to as the "Contribution Date").

3.2

Contribution.   On the Contribution Date (or such earlier date as set forth herein), Dayville Unit and Inland shall take such actions and deliver such agreements and other instruments and documents necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with the terms hereof, including, without limitation, the following:

(a) Inland shall deliver to the JV the portion of the Initial Contribution Amount payable pursuant to Section 1.2(a) hereof and the Escrow Agent shall deliver the Deposit into the Contribution escrow.

(b) Dayville Unit and Inland shall execute and deliver contribution statements each in a form reasonably acceptable to Dayville Unit, Inland and their respective counsel.

(c) Dayville Unit shall execute and deliver the JV Operating Agreement to Inland.

(e)  Inland shall execute and deliver the JV Operating Agreement to Dayville Unit.

(f) Upon finalization of any pledge of the Class B interests by Dayville Unit, Inland agrees to execute and deliver the Guaranty and Acknowledgement of Guaranty and Pledge in the forms thereof attached hereto upon Schedule 3.2(f).

(g)  Dayville Unit shall use its commercially reasonable efforts (which for purposes of this Section 3.2(g) shall not require Dayville Unit to incur unreasonable costs) to cause each commercial tenant under each Lease to deliver to Inland a written tenant estoppel certificate in the form required under each such Lease, or if no form is specified and if no form is generally used by a tenant in similar transactions, in substantially the form attached hereto as Exhibit "F" and made a part hereof.  Dayville Unit shall be deemed to have satisfied this requirement if Dayville Unit shall deliver estoppels from all “anchor” tenants (as identified with an asterisk (*) on Exhibit "C" hereto) together with estoppels from such Tenants as shall result in Estoppel Certificates having been received with respect to not less than 85% of the combined rentable floor area of the Property occupied by non-anchor tenants.  With respect to any non-anchor tenants who fail to deliver an estoppel certificate, at the Contribution Dayville Unit shall deliver a Dayville Unit estoppel certificate to Inland with respect to the applicable Leases.  In the event that Dayville Unit cannot obtain estoppels from all such "anchor" tenants, Dayville Unit will be deemed to have satisfied this requirement by delivering to Inland landlord estoppel certificates with respect to such "anchor" tenants (excepting therefrom estoppels Lowe’s, Stop & Shop, TJMaxx, Bed Bath, Michaels, Staples and Petco which are required to be tenant estoppel deliveries).

(h)  Dayville Unit shall deliver to Inland a rent roll for the Property owned by Dayville containing a schedule of the Rents and other charges and payments due from tenants under the Leases, including without limitation any which are in arrears, all dated as of the Contribution Date and certified by Dayville Unit as true and correct.

(i)  Dayville Unit and Inland shall deliver to the Title Company all documents, affidavits and instruments reasonably required by the Title Company and in a form reasonably acceptable to Dayville Unit, Inland, their respective counsel and the Title Company to permit the Title Company to issue the required coverages.

(j)  Dayville Unit shall deliver to Inland limited liability company certificates, satisfactory to the Title Company and Inland, with respect to the authority of Dayville Unit to approve this Agreement and the transactions contemplated hereby.

(k)

Inland shall deliver to Dayville Unit a corporate resolution, satisfactory to the Title Company and Dayville Unit, with respect to the authority of Inland to approve this Agreement and the transactions contemplated hereby.

(l)  Dayville Unit shall deliver to Inland all Plans, Property Contracts, Permits, Records and all other records pertinent to the ownership, operation, maintenance or use of the Property which are in such Dayville Unit's possession.

(m)  Dayville Unit shall deliver to Inland affidavits stating that Dayville Unit is not a "foreign person" as that term is defined pursuant to the Foreign Investment in Real Property Tax Act of 1980 (hereinafter referred to as "FIRPTA").

(n)  Dayville shall execute a notice to the Tenants of the Property in substantially the form attached hereto as Exhibit "G", which notices shall be delivered to Inland at Contribution for Inland to forward to the respective Tenants {note, even though the Landlord entity will not be changed (at least as to the tenants) there would be a change of mailing address re rent payments}.

(o)  The parties shall execute and deliver to each other any other instrument or instruments (i) required to be delivered under any provision of this Agreement and (ii) reasonably requested by the attorney for either party in connection with this transaction.

(p)  Estoppel certificate from Target Corporation to any reciprocal easement or similar agreement affecting the Property (hereinafter referred to as the "REA Estoppel") in either the form prescribed by any such document or in substantially the same form attached hereto as Exhibit "H."

(q)

Dayville Unit shall deliver to Inland a fully-executed Audit Letter in the form attached as Exhibit “J.”

(r)

Dayville Unit shall execute and deliver the State of Connecticut Property Transfer Act Form III or Form IV, as applicable.

(s)

The parties shall execute and deliver the loan assumption documents, as applicable.

ARTICLE 4

Apportionments and Allocation of Expenses

4.1

Credits and Prorations.  Subject to any provision of this Agreement to the contrary, the following items shall be apportioned between the existing (as of Contribution) members of Dayville, (Dayville Unit and Inland) for the calendar year in which the Contribution occurs as of midnight on the calendar day immediately preceding the Contribution:  (a) all Rents, revenues and other income, if any, from the Property, (b) real estate taxes; (c) water and sewer charges and other utility charges, if any, (d) all security deposits under Leases shall be credited to the JV at Contribution, and (e) any other income, expense or other items relating to the Property which is customarily prorated in regard to real property in the county in which the Property is located.  Inland, as a member of the JV, agrees to cooperate with Dayville Unit in regard to a reproration of credits and prorations after the Contribution Date to adjust the credits and debits applied at Contribution to reflect actual, numbers when known.

4.2

Other Adjustments.

(a)

Notwithstanding anything contained in Section 4.1 hereof, any taxes paid at or prior to the date of Contribution shall be prorated based upon the amounts actually paid.  If taxes and assessments due and payable during the year of Contribution have not been paid before Contribution, Dayville Unit shall be charged at Contribution an amount equal to that portion of such taxes and assessments, plus interest and penalties, if any, which relate to the period before Contribution and the JV shall thereafter pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Contribution, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Contribution, subject to the provisions of Section 4.2(b) of this Agreement.

(b)

Except as otherwise provided herein, any expense amount which cannot be ascertained with certainty as of Contribution (and for which Inland and Dayville Unit are unable to adjust and/or allocate at or prior to Contribution shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Contribution, or as soon thereafter as the precise amounts can be ascertained.  Inland shall promptly notify Dayville Unit when it becomes aware that any such estimated amount has been ascertained.  Once all revenue and expense amounts have been ascertained, Inland shall prepare, and certify as correct, a final proration statement which shall be subject to Dayville Unit approval.  Upon the acceptance and approval by Dayville Unit of any final proration statement submitted by Inland, such statement shall be conclusively deemed to be accurate and final.

(c) All rents, including without limitation all basic rent, additional rent, CAM charges, tenant real estate tax reimbursements and all amounts due and payable to the landlord under the Leases (hereinafter collectively referred to as "Rents"), shall be prorated and adjusted as of the Contribution Date based upon the number of days in the month in which the Contribution occurs with Inland receiving a credit for scheduled rent at Contribution for the date of Contribution through the end of the month in which Contribution occurs.  In furtherance of the foregoing, and in furtherance of the desire of Inland and Dayville Unit to negotiate appropriate credits for all tenant matters, Dayville Unit shall prepare all CAM reconciliations for to-date calendar year 2012 prior to the Contribution Date, and shall deliver copies thereof to Inland.  Based upon (i) the overpayments and underpayments shown on the CAM reconciliations (ii) the delinquency, if any, at such time in the payment of Rent by any Tenants and (iii) the existence, if any, of any unpaid tenant improvements or leasing commissions or any unexpired free rent periods (hereinafter collectively referred to as "Tenant Concessions") Inland and Dayville Unit shall negotiate in good faith with each other appropriate credits to one another to be allocated at Contribution in connection with the Leases.

(d) All common area expenses, maintenance, taxes other than real estate taxes (such as rental taxes), other expenses incurred in operating the Property, and any other costs incurred in the ordinary course of business or in the management and operation of the Property, shall be prorated on the basis of the actual number of days elapsed (monthly or annually, as applicable).  Subject to the negotiations referred to in Section 4.2(c) hereof, Dayville Unit shall cause Dayville to pay all such expenses that accrue prior to Contribution and Inland shall cause Dayville to pay all such expenses accruing as of the Contribution Date and thereafter.  Dayville Unit and Inland shall obtain billings and meter readings as of the Contribution Date to aid in such prorations, to the extent available or necessary.

 (e)

The Company shall be entitled to a credit in the amount of the tenant security deposits set forth on Schedule 4.2(e) attached hereto (if any).

 (f)      Subject to the final sentence of Section 4.2(b) hereof, the provisions of this Section 4.2 shall survive Contribution.

4.3

Transaction and Contribution Costs.

(a)  Dayville Unit and Inland shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

(b) Dayville Unit shall pay the fees of counsel representing Dayville Unit in connection with this transaction.  In addition, Dayville Unit shall also pay the following costs and expenses:

(i) the fees for any consultants which have been hired or retained by Dayville Unit in connection with the transactions contemplated by this Agreement;

(ii)  100% of all survey and title charges;

(iii)  50% of the fees and expenses of the Escrow Agent, as set forth in Section 1.2(d)(i) hereof;

(iv)  Huntington Bank fees and costs (including one-half of the loan fee in the sum of $165,000 (i.e., $82,500.00)); and

(v)  100% of any transfer taxes (however characterized) (if any) imposed by the State of Connecticut upon the Acquisition of the Membership Interests by Inland, whether imposed at the time of Contribution or at a later date (the “Transfer Taxes”).

(c) Inland shall pay the fees of counsel representing Inland in connection with this transaction, if any.  In addition, Inland shall also pay the following costs and expenses:

(i)  intentionally deleted;

(ii) the cost of appraisals, Environmental Assessments of the Property prepared on Inland's behalf or at Inland's direction;

(iii)  except as set forth in Section 9.1 hereof, the fees for any other brokers or consultants which have been hired or retained by Inland in connection with the transaction contemplated by this Agreement; and

(iv)   one-half of the Huntington Bank loan fee ($82,500.00); and

(v)   50% of the fees and expenses of the Escrow Agent, as set forth in Section 1.2(d)(i) hereof.

(d)

All costs and expenses incident to the transaction contemplated hereby and the Contribution thereof, and not specifically described above, shall be paid by the party incurring same.

The provisions of this Section 4.3 shall survive the Contribution or termination of this Agreement.

ARTICLE 5

Representations and Warranties

5.1

Dayville Unit Representations and Warranties.

A.   Dayville Unit, hereby makes the following representations and warranties to Inland as of the date of this Agreement in regard to the Property, which representations and warranties shall be true and correct as of the Contribution Date as a condition to Inland's obligation to close hereunder:

(a)

Dayville Unit is a limited liability company duly organized, validly existing and in good standing under the laws of Connecticut.  Dayville and Dayville Unit respectively has all requisite power and authority to own and operate its Property and carry on its business with respect to such Property as now being conducted.  Dayville Unit  has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Neither the execution, delivery and performance by Dayville Unit of this Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with any provision of the articles of organization or operating agreement of Dayville Unit}.

(b)

Neither Dayville nor Dayville Unit is a "foreign person" as such term is defined pursuant to FIRPTA.

(c)

The execution, delivery and performance by Dayville Unit of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not violate any provision of Dayville's or Dayville Unit’s organization documents.

(d)

The Leases are the only leases and tenancies in effect with respect to the Property and no individuals or entities occupy the Property or any portion thereof except pursuant to the Leases.  The copies of the Leases previously delivered or to be delivered to Inland are or will be true, correct and complete copies of all the Leases and any amendments thereto.  Except as disclosed herein or in the Leases, copies of which shall be reviewed by Inland during the Due Diligence Period, no Lease provides the tenant thereunder with a right of first refusal to purchase its demised premises or any of the Property.

(e)

Neither Dayville nor Dayville Unit has received any written notice from a tenant under any Lease of such tenant’s intention to vacate or abandon its demised premises prior to the end of the term of its Lease.  Dayville Unit shall cause

Dayville to promptly provide Inland with a copy of any written notice of default under any Lease given or received between the date hereof and the date of the Contribution.

(f)

Neither Dayville nor Dayville Unit has received any written notice from any tenant under any Lease which claim any default by Landlord thereunder.  Dayville Unit shall cause Dayville to promptly provide Inland with a copy of any written notice of default under any Lease given or received between the date hereof and the date of the Contribution.

(g)

Except as otherwise disclosed to Inland, neither Dayville nor Dayville Unit has received any written notice of any violations of any federal, state or municipal zoning, fire, environmental, building or other laws, codes, statutes, ordinances, orders, regulations or requirements affecting the Property owned by it, the terms of which have not been complied with, and Dayville Unit shall cause Dayville to promptly notify Inland of the receipt of any written notice of any such violations received by Dayville or Dayville Unit between the date hereof and the date of the Contribution.

(h)

There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws contemplated by Dayville or Dayville Unit or pending against Dayville or Dayville Unit and regarding the respective Property and membership interests owned.

(i)

No tenant is entitled to any rent concessions or “free rent” under the terms of any of the leases, all tenant improvement allowances due under any of the leases have either been paid, or if not yet due and payable, will be escrowed by Dayville Unit from the net funds due at the Contribution, with Chicago Title.

(j)

Schedule 5.1(j) sets forth any unpaid leasing commissions and the amount hereof.  All leasing commissions for which a lien could be filed shall be paid on or before the Contribution Date

(k)

All requisite state and federal tax returns have been filed through December 31, 2011 and there are no outstanding tax liabilities.

(l)  There are no claims filed against either of Dayville Unit or Dayville except as set forth on Schedule 5.l.(l).

B.  Dayville Unit, hereby makes the following representations and warranties to Inland as of the date of this Agreement in regard to the Membership Interests, which representations and warranties shall be true and correct as of the Contribution Date as a condition to Inland's obligation to close hereunder:

(i)

Membership Interests.  Dayville Unit (A) is the sole owner of the entirety of the Membership Interests in and to Dayville; and (B) the Membership Interests are not now nor have they been, pledged or encumbered in any way whatsoever; and (C) the Membership Interests have not been sold or conveyed to any party prior to the date of the Agreement, nor shall the Membership Interests be sold or conveyed by Dayville Unit except in compliance with the terms hereof.

(ii)

Entity-Level Searches.  With coordination by the Title Company and First American National Title Group (Eagle9 Division) (“Eagle9”) and Inland, within two (2) business days following the date hereof, Dayville Unit shall order (through Eagle9)  UCC, litigation and bankruptcy searches and evidence of good standing and qualification to do business with respect to Dayville, the Membership Interests, and the constituent members of Dayville Unit (collectively, the “Entity-Level Searches”) The Entity-Level Searches shall be performed at the sole cost and expense of Dayville Unit.

(iii)

Financial Statements; Financial Obligations.  Dayville Unit shall deliver to Inland a financial statement which shall (a) be prepared on a modified cash basis consistently applied with depreciable assets being recorded, and (b) present fairly the financial position of Dayville, and (c) disclose all liabilities, as of its date, and the results of its operations, as the case may be.  Other than the financing encumbering the Property as of the date hereof and other than trade payables incurred in the ordinary course of business and no more than thirty (30) days past due, Dayville has not incurred any indebtedness for borrowed money that is currently outstanding, Dayville Unit has not hypothecated, pledged or encumbered the Membership Interests nor its membership interests and neither Dayville nor Dayville Unit have furnished any guaranties or are a party to any swap, hedge, interest rate cap, or similar agreement in regard to the Property.

(iv)

Formation Documents.  Within five (5) business days after the full execution of this Agreement, Dayville Unit shall deliver to Inland (a) true, correct and complete copies of the formation documents of Dayville, and (b) a currently dated good standing certificate from its state of formation, and (c) evidence of its qualification to do business in the State of Connecticut.

(v)

State Fees and Taxes.  All Connecticut and Delaware fees, franchise taxes and other amounts applicable by Dayville have been or will be paid through the date of Contribution.

(vi)

Taxes.  Dayville Unit and Dayville shall have duly and timely paid all unemployment or other taxes due and payable at or prior to the date of Contribution with respect to Dayville and the Membership Interests.  Dayville has been, since its formation, either a disregarded entity or a pass-through entity for federal income tax purposes.  Neither Dayville Unit nor Dayville have any unpaid tax liabilities that could result in a lien attaching to the Membership Interests.

(vii)

Pending Litigation.  Neither Dayville, the Membership Interests nor Dayville Unit are subject to any pending or threatened litigation, except certain Property-level claims which are covered by insurance and are further described upon Schedule 5.1(b)(vii).

(viii)

Ownership of the Membership Interests and Dayville.  Dayville Unit is the owner of all right, title and interest (record and beneficial) in and to all existing membership interests in Dayville free and clear of any liens, claims or adverse interests.  The transfer and delivery to Inland of the Membership Interests hereunder will transfer to Inland legal and valid title to all of the Membership Interests, free and clear of any liens, claims or adverse interests.  No person (other than Inland) has any agreement or option, or any right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement or option, to acquire the Membership Interests.

(ix)

Existence and Authority.  Dayville is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Connecticut and is duly qualified to do business and is in good standing in the State of Connecticut.  Dayville has all necessary power and authority to own or lease all of its assets and to carry on its business as it is now being conducted, and to incur the obligations provided for pursuant to the agreements to which it is a party and to perform the terms thereof.

(x)

Subsidiaries; Business.   Dayville has (A) no subsidiaries; and (B) not conducted any business other than such business or activities as is necessary or appropriate with respect to the acquisition, construction, ownership, leasing, management, maintenance and operation of the Property.

(xi)

Consents and Approvals.  All authorizations, permits, approvals and consents by, and filings, notices, certifications and registrations with, any and all third parties necessary in connection with the due execution, delivery, and performance by Dayville pursuant to any formation documents of its obligations and the exercise of its respective rights under the said agreements required to be obtained or made by Dayville or Dayville Unit have been duly obtained or made in final and non-appealable form and are in full force and effect.

(xii)

Employees and Employee Benefits.  Dayville (A) does not now have, and since the date of its formation has never had, any employees, employment contracts or employee benefit plans or other funds, programs, arrangements, obligations or liabilities in respect of or relating to employees, and (B) does not now have any liability or obligation of any kind or nature to or in respect of any employees, employment contracts or employee benefit plans or other funds, programs, arrangements in respect of or relating to employees, including, without limitation, any liability for severance, termination or other similar benefits.

(xiii)

Insurance.  Dayville Unit shall cause Dayville to deliver to Inland accurate and complete copies of all policies of fire, flood, casualty, general liability, theft, life, workers’ compensation, health, and other forms of insurance and bonds owned or held by Dayville.  All such policies are in full force and effect, and all premiums due and payable with respect thereto are currently paid.  There are no material pending claims under such insurance policies.

(xiv)

Labor Matters.  (A) Dayville is not a party to any collective bargaining agreement; and (B) there are no strikes, lockouts or work stoppages, slowdowns or jurisdictional disputes or organizing activities occurring or threatened against Dayville.

(xv)

Powers of Attorney.  Dayville has not granted any powers of attorney.

(xvi)

Additional Matters.  From and after the date of organization of Dayville, it has not:

(1)

engaged in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Property, and activities directly incidental thereto;

(2)

acquired or owned any material assets other than (A) the Property, and (B) such directly incidental personal property as may be necessary for the operation of the Property;

(3)

merged into or consolidated with any person or dissolved, terminated or liquidated in whole or in part, transferred or otherwise disposed of all or substantially all of its assets or changed its legal structure;

(4)

failed to observe its organizational formalities or preserve its existence as an entity (i) duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and (ii) qualified to do business in the State of Connecticut;

(5)

incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), except for trade payables in the ordinary course of its business of owning and operating the Property and except for the Loan secured by the Property, held by Huntington Bank, which will be cast as a new loan as of Contribution;

(6)

become insolvent and failed to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) as the same shall become due;

(7)

guaranteed or become obligated for the debts of any other person or entity or held itself out to be responsible for the debts of another person or entity;

(8)

made any loans or advances to any third party, including without limitation any member, principal or affiliate of Dayville Unit, or any member, general partner, principal or affiliate thereof;

(9)

failed to file its own tax returns required by applicable law; or

(10)

pledged its assets for the benefit of any other person or entity.

Dayville Unit hereby agrees that the truthfulness, in all material respects, of each of the foregoing representations and warranties, as of the date of this Agreement and as of the date of Contribution, is a condition precedent to the performance by Inland of its obligations under this Agreement.

Dayville Unit’s representations and warranties shall survive Contribution for a period of twelve (12) months from the date of Contribution.

5.2

Inland's Representations and Warranties.  Inland hereby makes the following representations and warranties to Dayville as of the date of this Agreement, which representations and warranties shall be true and correct as of the Contribution Date as a condition to Dayville's obligation to close hereunder.

(a) Inland is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Inland has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by Inland of the transactions contemplated hereby and thereby have been duly authorized by Inland and no consents of any third parties are necessary for Inland’s execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby.  Neither the execution, delivery and performance by Inland of this Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with any provision of the documents and instruments under which Inland is constituted.

(b)

No action or other proceeding whatsoever is now pending or, to the best knowledge of Inland, threatened against Inland or any shareholders, partners, members or owners, as the case may be, of the foregoing which calls into question or seeks to set aside or enjoin any of the approvals or authorizations of the transactions contemplated by this Agreement, or the performance of Inland’s obligations hereunder, or which will or may otherwise impede the Contribution.

(c)

Inland has all funds available to it which are sufficient to consummate the transaction contemplated by this Agreement.

(d)

Inland fully understands the nature and significance of the transactions provided for in this Agreement and the limitations provided in Section 2.2 hereof and elsewhere herein.  Inland is satisfied with the amount being paid by it for the Property, as set forth herein, based and in sole reliance upon its own valuation of the Property and its review and analysis of the rent roll for each Property, reports of physical inspections (including without limitation, environmental inspections), business, operations, condition and prospects for the Property.

5.3

Changed Circumstances.  Dayville Unit and Inland shall promptly notify the other in writing, if, after the execution of this Agreement and prior to the Contribution, any event occurs or condition exists which renders any of the foregoing representations and warranties made by it materially untrue or misleading.  All of the foregoing representations and warranties, respectively, shall be deemed made by Dayville Unit, respectively, and Inland on the date of this Agreement and at the time of the Contribution.

5.4

Survival of Representations and Warranties; Limitation on Dayville Unit’s Liability.  Unless otherwise set forth in this Agreement, the representations and warranties of Dayville Unit and Inland, respectively, as set forth in this Article 5 and elsewhere in this Agreement and in any other agreements, affidavits, estoppels, instruments or other documents executed by Dayville Unit in connection with the transactions contemplated hereby (hereinafter collectively referred to as the "Contribution Documents") shall survive Contribution for twelve (12) months. In the event that the Contribution of the transactions contemplated herein occurs, and to the extent that, thereafter, Inland incurs any actual costs or losses during the six (6) month period referred to above as a result of any incorrect representations or warranties made by Dayville Unit hereunder or under the Contribution Documents which exceed $25,000.00, (the “Minimum Threshold”) Dayville Unit shall reimburse Inland for such claims, costs and expenses within fifteen (15) days after delivery by Inland to Dayville Unit of reasonable evidence of the payment of such claims, costs and expenses. No claims based upon any incorrect representation or warranties may be brought by Inland to the extent that the costs or losses actually incurred by Inland do not individually or collectively exceed the Minimum Threshold, and no such claims may be brought at any time following the six-month anniversary of the Contribution.  In addition, to the extent that Inland actually knows at or prior to Contribution that any of  Dayville Unit’s representations or warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Inland’s knowledge.  Without limitation, Dayville Unit shall not have any liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by Dayville Unit by notice to Inland or otherwise is actually known by Inland at the time of Contribution (whether matters contradicting any representation or warranty is contained in any Exhibit or Schedule to this Agreement, whether such matters are contained in any materials delivered to Inland by or on behalf of Dayville Unit, or whether such matters are contained in any study, test, analysis or report prepared by or for the benefit of Inland in connection with the transactions contemplated hereunder), and Inland consummates the Contribution.  The liability of Dayville Unit shall be secured pro rata by their interest in the Class B Units.

ARTICLE 6

Additional Agreements

6.1

Operations Pending Contribution.  Between the date of execution of this Agreement and the Contribution, Dayville Unit shall cause Dayville to comply with all covenants, conditions, restrictions, laws, statutes, rules and regulations and ordinances applicable to the Property, and shall own, manage and operate the Property in a manner consistent with past practices and shall use reasonable and prudent efforts to preserve for Inland the favorable relationships which Dayville has with tenants, suppliers, vendors and others having ongoing relationships with the Property.  Dayville, at the direction of Dayville Unit may, at Dayville Unit’s option, after prior notice to Inland, in the ordinary course and consistent with Dayville's current practices, cause Dayville to negotiate with prospective tenants, and enter into Leases (on terms that Dayville Unit believes, in its good faith business judgment, to be market terms), enforce Leases and perform landlord's obligations under the Leases (other than with respect to Leases that have been or that are in the process of being terminated).  Dayville Unit shall not allow Dayville, without first obtaining written consent of Inland, which consent shall not be unreasonably withheld, conditioned or delayed, enter into new Leases or modify the terms of or terminate any Leases.  Provided, however, Inland hereby approves the Dayville Unit form of lease attached hereto as Schedule 6.1 (for use in regard to the Earnout provisions of this Agreement described in Section 1.2(b), hereof.  In addition, Dayville Unit shall promptly notify Inland, in writing, of (i) any default beyond applicable grace periods committed by any tenants (other than defaults in the payment of rent, adjustments for which will be made at Contribution); and (ii) any written notices received from any tenants regarding Dayville's defaults or any tenant's intention to terminate its lease.

6.2

Mutual Cooperation.   Dayville Unit and Inland agree to cooperate fully with one another in connection with the transactions contemplated herein during the Due Diligence Period and during the period from and after the expiration of the Due Diligence Period and the date of Contribution.  In furtherance of the foregoing, Dayville Unit agrees to (a)  provide contact information to Inland with respect to persons who prepared previous surveys, environmental assessments and appraisals, if any, with respect to the Property, (b) execute all documents (at no cost to Inland) to effectuate the transfer to Dayville of any Warranties and (c) use its commercially reasonable efforts (which for purposes of this Section 6.2 shall not require Dayville Unit to incur unreasonable costs) to obtain the REA Estoppels.

6.3

Lowe’s CAM Dispute.  Dayville Unit and Lowe’s have settled their dispute over the payment to Dayville of certain contributions for CAM attributable to periods pre-dating the date hereof.

6.4

Transfer Taxes. Louis L. Ceruzzi, Jr. (“Principal”) hereby agrees to indemnify, defend and hold Inland harmless from and against any and all claims, costs, charges, attorney fees and courts costs and expenses related in any manner whatsoever to a claim by the State of Connecticut that a transfer tax is due and payable at the time the JV Operating Agreement is entered-into or at any time thereafter, through to the date which is one-year after the termination of the JV Operating Agreement (including by way of illustration and not limitation, Principal hereby agrees to pay any and all transfer taxes imposed or otherwise due and payable by reason of the sale of the membership interests described herein (the “Transfer Tax Indemnified Matters”).  Upon tender by Inland to Principal of any matter covered by the Transfer Tax Indemnified Matters, Principal hereby agrees to promptly undertake the defense of Inland or payment to governmental units or reimbursement to Inland of such costs, expenses or charges.  The terms of this Section 6.4 shall survive the Contribution.

6.5  Environmental Matters.  The agreements of the parties in regard to Environmental Matters are addressed by the JV Operating Agreement.

Article 7

Risk of Loss

7.1

Casualty.

(a)

If, at or prior to Contribution, any damage, destruction or casualty shall have occurred as to which a tenant (i) has the responsibility to repair and restore the Property under its respective Lease and (ii) has no right of rent abatement or offset, in full or in part as a result of such casualty, the parties shall proceed to Contribution in accordance with the terms of this Agreement without any reduction in the Contribution Amount.

(b)

(i) If, at or prior to Contribution, any other damage, destruction or casualty, of any Property, occurs, which damage, destruction or casualty creates loss valued at ten (10%) percent or less of the Contribution Amount, then this Agreement shall continue in full force and effect and Dayville Unit shall give written notice of such event to Inland (which notice will include a description of the nature, extent and estimated amount of damage or loss suffered by the Property in connection with such casualty), in which event the parties shall proceed to Contribution in accordance with the terms of this Agreement without any reduction in the Contribution Amount, and Dayville Unit shall (A) assign to Inland (or Dayville) at Contribution all of its rights to, and interest in, all proceeds of casualty insurance and business interruption and rent loss insurance relating to the period from and after the date of Contribution payable on account of such casualty, (B) pay to Inland (or Dayville) at Contribution an amount equal to the full amount of the deductible applicable under such insurance policies, by way of a credit against the Initial Contribution Amount equal to the deductible unless tenants are responsible for the deductible in CAM.  Dayville Unit shall cooperate reasonably with Inland before and after Contribution to file and process an insurance claim for all insured loss arising out of such casualty.  Dayville Unit shall not permit Dayville to settle or adjust any such insurance claim prior to Contribution without Inland's prior written consent.  Prior to Contribution, Dayville shall have no obligation to repair or restore any Property other than necessary measures as may be necessary to secure any such Property from natural elements, vandalism or further deterioration.

(ii)

If, at or prior to Contribution, any other damage, destruction or casualty, of the Property, occurs which damage, destruction or casualty creates a loss valued in excess of Five Hundred Thousand and no/100 Dollars ($500,000.00), then Dayville Unit shall notify Inland in writing (hereinafter referred to as a “Dayville Unit Casualty Notice”), which Dayville Unit Casualty Notice will include a description of the nature, extent and estimated amount of damage or loss suffered by the affected Property in connection with such casualty.  Within ten (10) days after receipt of the Dayville Unit Casualty Notice, Inland shall notify Dayville Unit, in writing, as to whether (A) Inland will elect to proceed to Contribution or (B) Inland will elect to terminate this Agreement.  If Inland does not make such written election within the time period specified above, Inland will be deemed to have made the election set forth in clause (A).

(iii)

If Inland makes (or is deemed to have made) the election set forth clause (A) of Section 7.1(b)(ii) above, then this Agreement shall continue in full force and effect and the parties shall proceed to Contribution in accordance with the terms of this Agreement without any reduction in the Contribution Amount, and the Dayville Unit shall (A) assign to Inland at Contribution all of its (or those of Dayville) rights to, and interest in, all proceeds of casualty insurance and business interruption and rent loss insurance relating to the period from and after the date of Contribution payable on account of such casualty and (B) pay to Inland at Contribution an amount equal to the full amount of the deductible applicable under such insurance policies, by way of a cash payment at Contribution equal to the deductible.  Dayville Unit shall cooperate reasonably with Inland before and after Contribution to file and process an insurance claim for all insured loss arising out of such casualty.  Dayville Unit shall not allow Dayville to settle or adjust any such insurance claim without Inland's prior written consent.  Dayville Unit shall have no obligation to repair or restore any Property other than necessary measures as may be necessary to secure any such Property from natural elements, vandalism or further deterioration.

7.2

Condemnation.  If, at or prior to the time of Contribution, all or any portion of any Property shall be condemned or taken pursuant to any governmental or other power of eminent domain, any written notice of taking or condemnation with respect to all or any portion of a Property is issued, or any proceedings are instituted by any governmental authority having the power of eminent domain to take all or any portion of such Property, then (a) Dayville Unit shall notify Inland in writing of such action, (b) Inland shall proceed to Contribution with a reduction in the Initial Contribution Amount equal to any condemnation award previously paid to Dayville, (c) Dayville Unit shall assign to Inland at the time of Contribution all of such Dayville’s right to any unpaid condemnation awards and (d) Dayville Unit shall convey Membership Interest to Inland.

ARTICLE 8

Remedies Upon Default

8.1

Time of Essence.  If full performance of this Agreement is not completed by the Contribution Date, either party shall have the right after such date to declare time to be of the essence of this Agreement by giving notice of such election to the other party.  Such notice shall contain a declaration that time is of the essence and shall fix the time, date and place of final settlement, which date may not be sooner than twenty (20) days nor later than thirty (30) days following the effective date of giving such notice.

8.2

Default by Inland.  In the event the contribution of the Membership Interests and entering into the JV Operating Agreement as contemplated hereunder is not consummated due to Inland's default hereunder, Dayville shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages, and not as a penalty, for the breach of this Agreement (which shall operate to terminate this Agreement and release Inland and Dayville Unit from any and all liability hereunder other than with respect to those representations, warranties and/or indemnities which survive termination of this Agreement), it being agreed between the parties hereto that the actual damages to Dayville Unit in the event of such breach are difficult, if not impossible, to determine and the Deposit and any accrued interest thereon, is a reasonable estimate thereof.  Dayville Unit expressly waives its right to seek compensatory or consequential damages in the event of Inland's default hereunder.

8.3

Default by Dayville.  In the event the entering into the JV Operating Agreement as contemplated hereunder is not consummated due to a default by Dayville Unit hereunder, Inland shall be entitled, at its election, as its sole remedy, (a) to waive such default and close title in accordance with the terms of this Agreement without any reduction of the Contribution Amounts, (b) to terminate this Agreement and receive the prompt return of the Deposit which shall operate to terminate this Agreement and release Inland and Dayville Unit from any and all liability hereunder (other than with respect to those representations, warranties and/or indemnities which survive termination of this Agreement), or (c) to bring an action against Dayville Unit for specific performance of this Agreement together with a claim for reasonable attorney’s fees and court costs.

ARTICLE 9

Agents and Commission

9.1

Brokers.  With respect to the transaction contemplated by this Agreement, Dayville and Inland represent that Holliday Fenoglio Fowler is the sole broker (the “Broker”) who is to be paid a commission by Dayville Unit pursuant to separate agreement.  In the event that any claim for commission or finder's fee is brought by any person or entity as a consequence of the transaction contemplated hereby and as a result of any action or omission of Dayville, Dayville Unit or Inland, then Dayville Unit (on its own behalf and on behalf of Dayville) or Inland, as the case may be, shall hold harmless the other party against any loss, cost or expense of any nature, including, but not limited to, court costs and reasonable attorney's fees arising as a consequence of the claim for the commission or fee.  The terms of this Section 9.1 shall survive the Contribution or termination of this Agreement.

ARTICLE 10

Miscellaneous

10.1

Notices.  Every notice or other communication required or contemplated by this Agreement by any party shall be in writing and shall be delivered by (i) personal delivery, (ii) internationally recognized express courier, such as Federal Express, UPS or DHL or (iii) facsimile with a confirmation copy sent simultaneously in the manner contemplated by clauses (i) or (ii) of this Section 10.1, in each case addressed to the party for whom intended at the following address:

a.

If to Inland:

Inland Diversified Dayville Killingly                 Member II, L.L.C.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: President

Fax No.: 630-218-4957

(i)

With a copy to:

Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Robert Baum, General Counsel

Fax No.: 630-218-4900 and 630-571-2360

(ii)

If to  Dayville or Dayville Unit:Dayville  Development

LLC

1720 Post Road

Fairfield, Connecticut 06824

Attn:  Arthur W. Hooper, Jr.

Fax No.:  203-256-4019

(iii)

If to the Escrow Agent:  First American Title Insurance

Company

600 Summer Street

Stamford, CT 06961

Attn: Charles Hanna

Fax No.: 203-359-3505

or at such other address as the intended recipient previously shall have designated by written notice to the other parties.  All notices and other communications required or contemplated by this Agreement to be delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile shall be deemed delivered to and received by the addressee and effective on the date sent.  Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

10.2

No Recording.  Neither Dayville Unit nor Inland shall cause or permit this Agreement nor any memorandum hereof to be filed of record in any office or place of public record and if Inland or Dayville Unit shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud title to the Property.  If either party or counsel acting for either party shall cause or permit this Agreement, a copy hereof, or a memorandum hereof to be filed in an office of place of public record, the other party, at its option, may treat such act as a default under this Agreement.

10.3

No Agency.  This Agreement shall not constitute an appointment of any of the parties hereto as the legal representative or agent of any other party hereto nor shall any party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto.

10.4

Severability.  In the event any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Agreement or unless the invalid or unenforceable provisions comprise an integral part of, or in inseparable from, the remainder of this Agreement.  If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

10.5

Assignment and Succession.  Except as expressly permitted herein, no party may assign or otherwise transfer any rights, interests or obligations under this Agreement (excluding an assignment resulting by operation of law as a result of the merger or consolidation of any such party) without the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of such party for any reason whatsoever or for no reason. This Agreement shall inure to the benefit of the parties hereto and to their respective permitted successors and assigns.  Notwithstanding the foregoing, within ten (10) days prior to Contribution, Inland shall have the right to notify Dayville Unit of the names of its nominee entity taking title to the Membership Interest.

10.6

Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom, shall in any event be effective without the written concurrence of the other party hereto.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.  No notice to or demand on any party in any case shall entitle any other party to any other or further notice or demand in similar or other circumstances.

10.7

Further Assurances.  Each of the parties hereto agrees that, from and after the Contribution, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement.  The provisions of this Section 10.7 shall survive Contribution.

10.8

Absence of Third-Party Beneficiaries.  No provisions of this Agreement, express or implied, are intended or shall be construed to confer upon or give to any person or entity other than Dayville Unit and Inland, any rights, remedies or other benefits under or by reason of this Agreement unless specifically provided otherwise herein, and except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

10.9

Governing Law; Jurisdiction.  The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of Connecticut, without reference to the choice-of-law principles thereof.  Inland and Dayville Unit agree to submit to personal jurisdiction in the State of Connecticut in any action or proceeding arising out of this Agreement.  In furtherance of such agreement, the parties hereto agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the each party in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Connecticut and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the party by registered or certified mail to, or by personal service at, the respective addresses listed in Section 10.1 herein (or as otherwise established by notice to the other party), whether such address may be within or without the jurisdiction of any such court.  The parties hereto further agree that the venue of any litigation arising in connection with this Agreement or in respect of any of the obligations of the parties hereto under this Agreement, shall, to the extent permitted by law, be in Fairfield County, Connecticut.

10.10

Interpretation.  This Agreement, including any exhibits, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement.  Each party has been represented by experienced and knowledgeable legal counsel.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

10.11

Entire Agreement.  The terms of this Agreement and the other writings referred to herein (including but not limited to all schedules, exhibits, addenda, and related agreements) and delivered by the parties hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement.  The parties further intend that this Agreement, together with the exhibits and schedules hereto shall constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

10.12

Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies or email bearing the facsimile or digital signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile or email copies shall constitute enforceable original documents.

10.13

Expenses.  Each of the parties agrees to pay its own expenses in connection with the transactions contemplated by this Agreement, including without limitation legal, consulting, accounting and investment banking fees, whether or not such transactions are consummated.

10.14

Consents.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

10.15

Headings.  The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.16

Waiver of Trial by Jury.  EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OR SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

10.17

Confidentiality.

(a)

 Inland shall use is best efforts, and cause its attorneys, representatives and consultants (hereinafter collectively referred to as the "Inland Parties" and respectively, an “Inland Party”) to use their best efforts, to use all information, documents, surveys, leases and other materials provided to them by the Dayville hereunder (hereinafter collectively referred to as the "Due Diligence Materials") exclusively for the purpose of evaluating the merits of a possible purchase of the Membership Interest as contemplated by this Agreement and not for any other purpose whatsoever.  Inland further agrees, except as may be required by applicable law (including SEC filing requirements of Inland affiliates), that it will not disclose any Due Diligence Materials or use them to the detriment of Dayville Unit or Dayville.

(b)

In the event this Agreement is terminated prior to the consummation of the purchase and sale contemplated hereunder, all Due Diligence Materials and all copies thereof will be returned to Dayville promptly.  All analyses, compilation, studies or other documents prepared by or for Inland and reflecting any Due Diligence Material or otherwise based thereon will be (at Inland's option) either (i) destroyed or (ii) retained by Inland in accordance with the confidentiality restrictions set forth in this Section 10.17.

(c)

Inland acknowledges that the Due Diligence Materials are proprietary in nature and that Dayville would suffer significant and irreparable harm in the event of the misuse or disclosure of the Due Diligence Materials.  Without affecting any other rights or remedies that either party may have, Inland acknowledges and agrees that Dayville shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach or threatened breach of the provisions of this Agreement relating to confidentiality by any Inland Party.

(d)

Inland hereby indemnifies and holds harmless Dayville Unit from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 10.17 by Inland or by any Inland Party.

(e)

Prior to Contribution neither party shall issue any press release or public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except to the extent such release or statement is required by law or the regulations of the Securities and Exchange Commission or the New York Stock Exchange (in each case as to Inland affiliates), and (ii) after Contribution, any such release or statement issued by Dayville Unit or Inland shall be subject to the review and approval of the other respective party (which approval shall not be unreasonably withheld).  If Dayville Unit or Inland is required by law to issue a release or statement, such party shall, at least two (2) Business Days prior to the issuance of same, deliver a copy of the proposed release to the other party for its review.

(f)

This Section 10.17 shall survive Contribution and any termination of this Agreement.

10.18

Drafts not an Offer to Enter into a Legally Binding Contract.  The submission of a draft, or a marked up draft, of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property.  The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a matter acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits hereto, and Dayville Unit and Inland have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits hereto.

10.19

Exculpation.  Neither Dayville Unit, on the one hand, or Inland, on the other hand, will seek recourse or commence any action against the officer of the other executing this Agreement or any of the members, managers or officers of the other, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder.  The foregoing shall also apply to any future documents, agreement, understandings, arrangements and transactions between or among the parties.

10.20

Intentionally Deleted.

10.21  Business Day.  As used herein, the term Business day means any day other than a Saturday, Sunday and any other day which is a legal holiday in the State of Connecticut on which offices of the State of  Connecticut are routinely scheduled to be closed.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have set executed or caused their duly authorized representatives to execute this Contribution Agreement as of the day and year first written above.

DAYVILLE UNIT:

Dayville Unit Investors, LLC, a Connecticut limited liability company

By:  /s/ Louis L. Ceruzzi, Jr.

Louis L. Ceruzzi, Jr., __________

PRINCIPAL:

/s/ Louis L. Ceruzzi, Jr.

Louis L. Ceruzzi, Jr.

INLAND:

Inland Diversified Dayville Killingly Member II, L.L.C., a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc., a Maryland corporation

By: /s/ G. Joseph Cosenza_______________
Its:  Authorized Agent___________

The undersigned hereby joins in this Agreement solely in its capacity as Escrow Agent and solely to evidence its agreement to be bound by the terms of Sections 1.2(b) and (d) hereof and acknowledge receipt of the $500,000.00 Good Faith Deposit.

First American Title Insurance Company

By:

SCHEDULE 1.2(b)

Site Plan-Earnout Premises Identification

Schedule 3.2(f)

Guaranty and Acknowledgement of Guaranty and Pledge

Schedule 5.1(b)(vii)

Pending Litigation

Schedule 6.1

Approved Form of Tenant Lease

Schedule 6.3

Principal Guaranty

Schedule 6.5

Pro Forma Environmental Policy of Insurance

EXHIBIT "A"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

Attached

EXHIBIT "B"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

RENT ROLL

Attached

EXHIBIT "C"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

DUE DILIGENCE CHECKLIST

EXHIBIT "D"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

Mortgage of Record from Dayville Property Development, LLC to Huntington National Bank, successor-in-interest to Sky Bank, dated January 27, 2006 recorded in the land records of Killingly, Connecticut in 1036, at page 210.

EXHIBIT "E"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

Intentionally Deleted

EXHIBIT "F"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

FORM OF TENANT ESTOPPEL

Attached

To:

Inland Real Estate Acquisitions, Inc., and its successors and assigns

Dayville Property Development, LLC

Inland Diversified Dayville Killingly Member, L.L.C.

The Huntington National Bank

c/o

Inland Real Estate Acquisitions, Inc.

c/o Sharon Anderson-Cox

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:

Lease Agreement dated _______________ (“Lease”), between Dayville Property Development, LLC, as “Landlord”, and __________________________, as “Tenant”, guaranteed by ____________________. (“Guarantor”) for the leased premises known as _______________  (the “Premises”) at the property commonly known as The Crossings at Killingly Commons Shopping Center, located in Dayville, CT (the “Property”).

1.

Tenant hereby certifies that the following representations with respect to the Lease are accurate and complete as of the date hereof.

a.  Dates of all amendments, letter

agreements, modifications and waivers

related to the Lease

b.   Commencement Date

c.

Expiration Date

d.  Current Annual Base Rent

e.  Fixed Rent Increases

f.   Square Footage of Premises

        g.  Security Deposit Paid to Landlord

        h. Termination Options

2.

Tenant further certifies to the parties named above that:

a.

the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

b.

the Lease has not been assigned and the Premises have not been sublet by Tenant;

c.

Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

d.

Tenant is open for business or is operating its business at the Premises;

e.

no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

f.

Landlord has no obligation to segregate the security deposit or to pay interest thereon;

g.

Landlord is not in default under the Lease and no event has occurred which, with the giving  of notice or passage of time, or both, could result in a default by Landlord;

h.

Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

i.

Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));

j.

Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

k.

Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

l.

no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

m.

Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

n.

Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

o.

Rent has been paid through ________________.

3.

This certification is made with the knowledge that the parties named above are about to acquire an interest in the Property and obtain financing which is or shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property.  Tenant acknowledges that Landlord’s interest in the Lease will be assigned to a lender as security for the loan.  All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Landlord or lender or its successors and assigns.  In the event that a lender succeeds to Landlord’s interest under the Lease, Tenant agrees to attorn to the lender at lender’s request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect.  Tenant further acknowledges and agrees that the parties named above (including lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate.  The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[__________________________]

By:___________________________

Its:

Date:            , 2012

GUARANTOR ESTOPPEL CERTIFICATE

Date: _____             , 2012

To:

Inland Real Estate Acquisitions, Inc., and its successors and assigns

Dayville Property Development, LLC

Inland Diversified Dayville Killingly Member, L.L.C.

The Huntington National Bank

c/o

Inland Real Estate Acquisitions, Inc.

c/o Sharon Anderson-Cox

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:

Guaranty Agreement dated _________________  (“Guaranty of Lease”) pertaining to that certain lease dated ____________________  between  Dayville Property Development, LLC, as “Landlord”, and __________________________, as “Tenant”, for the leased premises known as _______________  (the “Premises”) at the property commonly known as The Crossings at Killingly Commons Shopping Center, located in Dayville, CT (the “Property”).

1.

Guarantor certifies to the parties named above that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2.

This certification is made with the knowledge that the parties named above are about to acquire an interest in the Property and obtain financing which is or shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property.    Guarantor further acknowledges and agrees that the parties named above and lender, and their respective successors and assigns, shall have the right to rely on the information contained in this Certificate.

3.

The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

[________________________]

By:

i

EXHIBIT "G"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

FORM OF NOTICE TO TENANTS

Attached

[Dayville]

1720 Post Road

Fairfield, Connecticut 06430

203-256-4000

203-256-4001 Facsimile

___________ , 2012

[Name of Tenant and Address]

RE:

Lease Agreement dated ________________

By and between [Dayville], as Landlord,

and _________________________, as Tenant

Premises:

_______________, ________________, Connecticut

Ladies and Gentlemen:

You are hereby informed that, effective as of [________________] {___________________________________________________________________________}   You are hereby instructed to make all future payments of rent and other sums to ____________________, as manager for Inland.

Very truly yours,

[___________________], Landlord

 By:__________________________

     Louis L. Dayville Unit, Jr.

cc:

EXHIBIT "H"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

REA ESTOPPEL FORM

To:

Inland Real Estate Acquisitions, Inc., and its successors and assigns

Dayville Property Development, LLC

Inland Diversified Dayville Killingly Member, L.L.C.

The Huntington National Bank

c/o

Inland Real Estate Acquisitions, Inc.

c/o Sharon Anderson-Cox

2901 Butterfield Road

Oak Brook, Illinois 60523

The undersigned ________________, a __________ corporation (“______”), is a party to the ____________________ (REA) recorded on ____________ ____, _____ in Book _____, Page _____ of the Public Records of ______ County, _____ (the “REA”), between and among Dayville Property Development, LLC, a Connecticut limited liability company (“Developer”), and _____________________, a __________ (corporation) (“______”), with respect to the property commonly known as The Crossings at Killingly Commons Shopping Center, located in Dayville, CT (the “Shopping Center”).  The undersigned has been advised that the parties named above are about to acquire an interest in the Shopping Center and obtain financing which is or shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property.

The undersigned hereby states to Inland as follows (without undertaking any investigation to verify the accuracy of the statements made):

1.

The REA has not been amended except as stated above.

2.

The REA is presently in full force and effect according to its terms.

3.

The undersigned has neither given nor received any notice of default with respect to the REA.  To the actual knowledge of the undersigned (whereby knowledge shall be limited to the party signing this REA Estoppel, neither Developer nor any other party is in default under the REA.

4.

As provided under Section ___ of the ______________REA, the undersigned acknowledges and agrees that, upon its acquisition of Developer’s interest in the Shopping Center, the parties named above, as applicable, shall be entitled to all of the benefits, rights, privileges and burdens of the Developer under the REA.

5.

The gross leasable area of the _________ store is ___________________.

6.

The last contribution by the undersigned for common area maintenance costs and expenses was for the month of _______, 2012 in the amount of $ ___________.

This Statement does not (a) constitute a waiver of any rights the undersigned may have under the REA, or (b) modify, alter, or change any of the terms or conditions of the REA.

No officer or employee signing this Statement on behalf of the undersigned shall have any liability as a result of having given this statement.

The statements contained in this Statement are not affirmative representations, warranties, covenants or waivers, and the undersigned shall not be liable to Developer, the parties named above, or any third party on account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information.  Notwithstanding the preceding sentence, the undersigned shall be estopped from asserting any claim or defense against any of the parties named above to the extent such claim or assertion is based upon facts now known to the person(s) signing below which are contrary to the statements contained herein, provided that the parties named above have acted in reasonable reliance upon such statements without knowledge of facts to the contrary.  This Statement is given solely for the information of the parties named above, and may not be relied upon by anyone else, or in connection with any transaction other than the transactions described above.  Capitalized terms used in this Statement, unless otherwise defined, will have the meanings ascribed to such terms in the REA.

Dated as of

, 2012.

_____________________________

a _________(corporation)

By:

As Its:

By:

As Its:

v

EXHIBIT "I"

TO AGREEMENT OF PURCHASE AND SALE

DATED AS OF ___________, 2012

INTENTIONALLY DELETED

SCHEDULE 4.2(f)

Security Deposits

SCHEDULE 5.1 (j)

Leasing Commissions Due

SCHEDULE 6.5

Environmental Reports

Exhibit J

Audit Letter

CURRENT DATE

KPMG LLP

KPMG Plaza

303 East Wacker Drive

Chicago, IL 60601

We are writing you, as the owners of THE PROPERTY’S NAME  (the “Property”) at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of THE PROPERTY’S NAME for the year ended December 31, 2010 or 2011, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash or accrual basis of accounting.  In connection with your audit, we confirm, to the best of our knowledge and belief, the following representations made to you during the audit:

1.

We have made available to you:

a)

All financial records and related data requested by you.

b)

All minutes of the meetings of the board of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared

2.

There have been no:

a)

Instances of fraud involving any member of management or employees who have significant roles in internal control.

b)

Instances of fraud involving others that could have a material effect on the Historical Summary.

c)

Other instances of fraud perpetuated on or within the Property.

d)

Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.

e)

Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency.

3.

There are no:

a)

Unasserted claims or assessments that out lawyer has advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies.

b)

Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

x

c)

Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

d)

Events that have occurred subsequent to the balance sheet date and through the date of this latter that would require adjustment to or disclosure in the Historical Summary.

4.

The property has complied with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5.

All income from operating leases is included as gross income in the Historical Summary.  No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2010 or 2011, in conformity with the cash or accrual basis of accounting.

Very Truly Yours,

____________________________

NAME , Owner

____________________________

NAME, Property Accountant

Exhibit K

Earnout Agreement

EARNOUT AGREEMENT

    Please see the JV Operating Agreement

EXHIBIT K-1

            Earnout Chart